UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 22, 2006
TALX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Missouri	000-21465	43-0988805

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
11432 Lackland Road
St. Louis, Missouri 63146
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 214-7000
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :
☐      Written communications pursuant to Rule 425 under the Securities Act
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐      Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS

Item 1.01 Entry into a Material Definitive Agreement.
On May 22, 2006, the Board of Directors of TALX Corporation (the “Company”) approved the adoption of the TALX Corporation Nonqualified Savings and Retirement Plan (the “Plan”). The Plan is available to a select group of management or highly compensated employees. The deferred compensation obligations (the “Obligations”) will be unsecured general obligations of TALX Corporation to pay deferred compensation to participating employees in accordance with the terms of the Plan. None of the Plan participants have any ownership interest in any assets of the Company (although some may be shareholders). The Obligations will rank equally with other unsecured and unsubordinated indebtedness of the Company outstanding from time to time.
Each Plan participant may elect under the Plan to defer up to fifty percent (50%) of his/her salary and bonus by delivering a written election to the plan administrator. All amounts deferred, including matching credits that may be made in accordance with the Plan (and described below), will be credited by the plan administrator to a bookkeeping account for each participant. Each account will also be credited with an investment return based on the hypothetical return of investment funds selected by the participant. The plan administrator will select the investment funds that will be available for this purpose.
The Company has discretion (subject to certain limitations set out in the Plan) to make a matching credit to each Plan participant’s account. If the Company makes a matching credit, such credit will be equal to forty percent (40%) of the participant’s salary deferrals but not to exceed six percent (6%) of the participant’s compensation. Matching credits vest thirty-three and one-third percent (33-1/3%) for each year of service with the Company, with full vesting after three (3) years of service.
Vested benefits will be paid to the Plan participant (or their beneficiary in the case of death) upon termination of employment. Any unvested benefits will be forfeited.
The Plan generally provides for payments to the participant in a single lump sum within ninety (90) days in which the participant’s employment is terminated. Specified Employees (as defined in the Plan) will receive their lump sum cash payments within six (6) months after their employment is terminated; provided, however, that the reason for the termination is not death or disability.
The Company may amend or terminate the Plan at any time. However, no such amendment or termination will deprive any Plan participant of the right to receive benefits previously vested under the Plan.
No Plan participant will have any power or right to transfer or assign any of the benefits under the Plan. Furthermore, no Plan participant will have the power to subject any benefits of the Plan to attachment, execution, garnishment or other such similar process.
The Company has selected Central Bank & Trust Company as trustee of a trust to be established to help pay the benefits under the Plan.

The foregoing description of the Plan is qualified in its entirety by the Plan and related Adoption Agreement, copies of which are incorporated by reference as Exhibits 10.47 and 10.48 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits. See Exhibit Index.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2006	TALX CORPORATION
	By:	/s/ L. Keith Graves
L. Keith Graves
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.47	Nonqualified Savings and Retirement Plan, incorporated by reference to Exhibit 4.1 to TALX Corporation’s Registration Statement on Form S-8 (No. 333-134436) filed on May 24, 2006 †
10.48	Adoption Agreement for Nonqualified Savings and Retirement Plan, incorporated by reference to Exhibit 4.2 to TALX Corporation’s Registration Statement on Form S-8 (No. 333-134436) filed on May 24, 2006 †

†	Represents management contract or compensatory plan or arrangement.